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                                                                    EXHIBIT 23.2

                        CONSENT OF ARTHUR ANDERSEN (UTH)

As independent accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 19, 1999 on the consolidated financial statements of United Telekabel Holding N.V. included in United Pan-Europe Communications N.V.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen

Amstelveen, The Netherlands
May 12, 2000